As filed with the Securities and Exchange Commission on June 28, 2012

Registration No. 333-137242
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

AMENDMENT NO. 3 TO
POST-EFFECTIVE AMENDMENT NO. 1
ON
FORM S-3
TO
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BANKS.COM, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida (State or Other Jurisdiction of Incorporation or Organization)	55-3234205 (I.R.S. Employer Identification Number)

425 Market Street Suite 2200 San Francisco, CA (Address of Principal Executive Offices)	94105 (Zip Code)

Bradley T. Zimmer, Esq.
Secretary
Six Concourse Parkway
Suite 1500
Atlanta, GA 30328
(Name and Address of Agent for Service)

(404) 974-2722
(Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Gerald L. Baxter
Greenberg Traurig, LLP
Terminus 200
Suite 2500
3333 Piedmont Rd N.E.
(678) 553-2430

  Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 3 relates to Amendment No. 2 to Post-Effective Amendment No. 1 on Form S-3 to Form SB-2 Registration Statement (Registration No. 333-137242) previously filed by Banks.com, Inc., a Florida corporation (the “Registrant”), on February 28, 2008 (the “Registration Statement”).

On June 28, 2012, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of February 26, 2012, by and among the Registrant, Remark Media, Inc., a Delaware corporation (“Remark Media”), and Remark Florida, Inc., a Delaware corporation and a wholly-owned subsidiary of Remark Media (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”) with the Registrant continuing after the Merger as the surviving corporation. As a result of the Merger, the Registrant has terminated all offerings of securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statement. In accordance with an undertaking made by the Registrant to remove from registration, by means of a post-effective amendment, any securities registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes from registration all securities registered under the Registration Statement that remain unsold as of the effective time of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to Amendment No. 2 to Post-Effective Amendment No. 1 on Form S-3 to Form SB-2 Registration Statement (Registration No. 333-137242)  to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 28th day of June, 2012.

BANKS.COM, INC.

By:	/s/ Bradley T. Zimmer
Bradley T. Zimmer, Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to Amendment No. 2 to Post-Effective Amendment No. 1 on Form S-3 to Form SB-2 Registration Statement (Registration No. 333-137242)  has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Carrie B. Ferman	President and Director	June 28, 2012
Carrie B. Ferman	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Bradley T. Zimmer	Director	June 28, 2012
Bradley T. Zimmer